Exhibit A-4

CLECO MIDSTREAM
Balance Sheet - Consolidating
December 31, 2003
(Unaudited)

	Cleco Midstream Resources LLC	Cleco Evangeline LLC	Cleco Marketing & Trading LLC	Cleco Generation Services LLC	Cleco Energy Consolidated	Acadia Power Holdings LLC		Cleco Business Development LLC			Cleco Midstream Consolidated
							Perryville Consolidated		Cleco Columbian LLC	Eliminations and Reclassifications
#

ASSETS

Current assets
Cash and cash equivalents	$ -	$ 1,000	$ -	$ -	$ 1,265	$ -	$ -	$ -	$ -	$ -	$ 2,265
Restricted cash, current portion	-	4,918,000	-	-	-	1,750,000	-	-	-	-	6,668,000
Customer accounts receivable	-	2,561,627	-	-	-	-	582,677	-	-	1	3,144,305
Accounts receivable - affiliate	2,064,466	35,561,685	1,273,422	900,723	9,249,615	4,869,882	11,922,782	73	-	(7,758,116)	58,084,532
Other accounts receivable	54,750	14,734	(495,029)	6,714,827	741,100	729	2,216,040	-	-	-	9,247,151
Taxes receivable	-	454,755	602,879	237,012	178,389	-	-	2	-	(1,132,531)	340,506
Unbilled revenue	-	-	-	-	6,450,155	-	-	-	-	-	6,450,155
Materials inventory	-	1,981,072	-	-	-	-	1,890,396	-	-	-	3,871,468
Risk management asset	-	-	-	-	1,322,360	-	-	-	-	-	1,322,360
Accumumulated current deferred taxes, net	423,626	-	304,585	280,976	-	-	-	-	-	(261,005)	748,182
Other current assets	-	-	-	-	76,352	-	-	-	-	-	76,352
Total current assets	2,542,842	45,492,873	1,685,857	8,133,538	18,019,236	6,620,611	16,611,895	75	-	(9,151,651)	89,955,276

Property, plant & equipment
Property, plant & equipment	1,035,146	223,131,424	44,601	33,981	16,199,074	-	179,703,018	-	-	1	420,147,245
Accumulated depreciation	(304,632)	(21,776,259)	(22,681)	(12,571)	(6,853,845)	-	(15,249,271)	-	-	(1)	(44,219,260)
Net property, plant & equipment	730,514	201,355,165	21,920	21,410	9,345,229	-	164,453,747	-	-	-	375,927,985
Construction work-in-progress	-	1,941,386	-	-	851,165	-	3,398,883	-	-	-	6,191,434
Total property, plant & equipment	730,514	203,296,551	21,920	21,410	10,196,394	-	167,852,630	-	-	-	382,119,419

Investment in subsidiary
Investment consolidated	120,882,073	-	-	-	-	-	-	-	-	(120,882,073)	-
Investment equity	-	-	-	-	-	264,072,740	-	-	-	-	264,072,740
Total investment in subsidiary	120,882,073	-	-	-	-	264,072,740	-	-	-	(120,882,073)	264,072,740

Other assets
Prepayments	438,782	357,945	-	660	13,844	-	435,091	-	-	-	1,246,322
Operating lease asset	-	14,701,226	-	-	-	-	-	-	-	-	14,701,226
Restricted cash, less current portion	-	27,725,146	-	-	9,173	-	6,859,799	-	-	-	34,594,118
Other deferred charges	188,239	3,487,393	1,567	57,845	16,097	-	219,728	-	-	(1)	3,970,868
Accumulted long-term deferred income taxes, net	409,037	-	173,758	1,187,737	539,447	-	32,236,033	12	-	(34,546,024)	-
Total other assets	1,036,058	46,271,710	175,325	1,246,242	578,561	-	39,750,651	12	-	(34,546,025)	54,512,534

Total Assets	$ 125,191,487	$ 295,061,134	$ 1,883,102	$ 9,401,190	$ 28,794,191	$ 270,693,351	$ 224,215,176	$ 87	$ -	$ (164,579,749)	$ 790,659,969

Liabilities

Current liabilities
Short-term debt	$ 17,750,000	$ -	$ -	$ -	$ -	$ -	$ 133,036,916	$ -	$ -	$ -	$ 150,786,916
Short-term debt - affiliate	234,715	(3,991,152)	23,035	(729,840)	420,256	242,884,519	(2,147,274)	(748)	-	(2)	236,693,509
Long-term due in one year	-	4,918,000	-	-	-	-	-	-	-	-	4,918,000
Accounts payable	330,465	986,235	29,935	369,227	6,671,036	-	1,082,419	-	-	-	9,469,317
Retainage	-	7,462,641	-	-	-	-	-	-	-	-	7,462,641
Accrued payroll	11,064	-	-	81,648	43,384	-	-	-	-	-	136,096
Accounts payable - affiliate	643,455	530,976	546,296	7,438,707	5,958,393	7,019,179	1,394,335	-	-	(7,827,853)	15,703,488
Customer deposit	-	-	-	-	17,500	-	-	-	-	-	17,500
Taxes accrued	120,123	-	-	-	-	918,091	94,316	-	-	(1,132,530)	-
Interest accrued	(512)	5,960,850	-	-	-	-	-	-	-	69,738	6,030,076
Risk management liability	-	-	-	-	1,322,360	-	-	-	-	-	1,322,360
Accumulated current deferred taxes, net	-	43,138	-	-	11,686	-	206,181	-	-	(261,005)	-
Total current liabilities	19,089,310	15,910,688	599,266	7,159,742	14,444,615	250,821,789	133,666,893	(748)	-	(9,151,652)	432,539,903

Deferred credits
Accumulated long-term deferred income taxes, net	-	45,691,617	-	-	-	4,601,758	-	-	-	(34,546,025)	15,747,350
Other deferred credits	692,765	187,447	276,676	1,956,334	51,760	-	-	-	-	-	3,164,982
Total deferred credits	692,765	45,879,064	276,676	1,956,334	51,760	4,601,758	-	-	-	(34,546,025)	18,912,332

Long-term debt, net	-	197,832,000	-	-	-	-	98,650,000	-	-	-	296,482,000

Total liabilities	19,782,075	259,621,752	875,942	9,116,076	14,496,375	255,423,547	232,316,893	(748)	-	(43,697,677)	747,934,235

Equity

Members' equity
Members' equity	105,536,920	35,439,382	1,065,886	363,601	14,297,816	15,269,804	(8,101,717)	835	-	(120,882,073)	42,990,454
Other comprehensive income	(127,508)	-	(58,726)	(78,487)	-	-	-	-	-	1	(264,720)
Total members' equity	105,409,412	35,439,382	1,007,160	285,114	14,297,816	15,269,804	(8,101,717)	835	-	(120,882,072)	42,725,734

Total equity	105,409,412	35,439,382	1,007,160	285,114	14,297,816	15,269,804	(8,101,717)	835	-	(120,882,072)	42,725,734

Total Liabilities & Equity	$ 125,191,487	$ 295,061,134	$ 1,883,102	$ 9,401,190	$ 28,794,191	$ 270,693,351	$ 224,215,176	$ 87	$ -	$ (164,579,749)	$ 790,659,969